INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
Pure Cycle Corporation:

We consent to the use of our report dated October 10, 2003 in the registration statement on Form S-8, with respect to the balance sheets of Pure Cycle Corporation as of August 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, incorporated herein by reference, which report appears in the August 31, 2003 annual report on Form 10-KSB of Pure Cycle Corporation.



                                             KPMG LLP

Denver, Colorado
May 5, 2004


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